Exhibit 107.1
Calculation of Filing Fee Table

Form S-1
(Form Type)

Tecogen Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type		Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities (1)
Fees to be paid	Equity	Common stock, $.001 par value per share	Rule 457(a)	918,333 (1)	$5.00	$4,591,665.00	0.0001531	$702.98 (3)	-	-	-	-
Fees previously paid	-	-	-	-	-	-	-	-	-	-	-	-
Carried Forward Securities
Carried Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
Total Offering Amounts						$4,591,665.00	0.0001531	$702.98
Total Fee Previously Paid							-	-
Net Fee Due								$702.98

(1)Represents only the additional number of shares being registered pursuant to this Registration Statement on Form S-1, including 85,000 additional shares subject to purchase upon exercise of the option granted to the underwriters. Does not include the shares that were previously registered in the Registration Statement on Form S-1 (File No. 333-288668) (as amended, “Initial Registration Statement”) which was declared effective by the Securities and Exchange Commission on July 17, 2025. Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, $.001 par value per share (“common stock”), of Tecogen Inc., a Delaware corporation (“Tecogen”), as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.
(2)Based upon the public offering price.
(3)The amount of the registration fee is calculated in accordance with Rule 457(a) under the Securities Act. Tecogen previously registered 3,066,667 shares of common stock (including 400,000 shares issuable pursuant to the underwriters’ over-allotment option) with an aggregate offering price of $23,000,003 on the Initial Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a maximum aggregate offering price of $4,591,665 is hereby registered.